Exhibit 10.39

WAIVER LETTER NO. 4

Dated as of March 9, 2010

To	Prides Capital Fund I, L.P., LLC as purchaser (the “Purchaser”) under the Note and Warrant Purchase Agreements referred to below

Ladies and Gentlemen:

We refer to the following agreements: (i) the Note and Warrant Purchase Agreement dated as of August 31, 2007 between eDiets.com, Inc. (the “Company”) and the Purchaser (the “August 2007 Note and Warrant Purchase Agreement”); and (ii) the Note and Warrant Purchase Agreement dated as of May 30, 2008 between the Company and the Purchaser (the “May 2008 Note and Warrant Purchase Agreement” and together with the August 2007 Note and Warrant Purchase Agreement, the “Note and Warrant Purchase Agreements”). Capitalized terms not otherwise defined in this Waiver Letter No. 4 have the same meanings as specified in the May 2008 Note and Warrant Purchase Agreement.

Section 4 of the Note and Warrant Purchase Agreements provide in part that, except as otherwise consented to or waived by the Majority Holders, the Company will not (and will not permit any of its Subsidiaries to), for so long as any amount due under any Note is outstanding:

4.2 Enter into any transaction with any person or entity that is affiliated with, controls or is controlled by, the Company, except for transactions in the ordinary course of business and on terms not less favorable to the Company than it would obtain in a transaction between unrelated parties.

…

4.7 Create, incur, assume or suffer to exist any indebtedness, including without limitation, through any sale-leaseback or similar transaction or any guarantees of indebtedness of other Persons, except for indebtedness incurred (a) pursuant to the Notes, (b) pursuant to the contract dated June 21, 2007 with California First Leasing Corporation, (c) pursuant to capital leases; provided that the aggregate principal component of such leases does not exceed $2,000,000 and (d) indebtedness in an aggregate principal amount not in excess of $250,000 incurred in the ordinary course of business.

The Company intends to enter into a financing transaction (the “Transaction”) pursuant to which it will borrow the sum of $500,000 from Kevin A. Richardson, II, and will issue a promissory note in substantially the form attached hereto as Exhibit A. In order to carry out the Transaction, the Company hereby requests that the Purchaser waive the application of Sections 4.2 and 4.7 of the Note and Warrant Purchase Agreements only in respect of the Transaction.

The Note and Warrant Purchase Agreements, except to the extent of the waiver specifically provided for herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Waiver Letter No. 4 shall be effective to implement the waiver described herein. The execution, delivery and effectiveness of this Waiver Letter No. 3 shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of the Purchaser under the Note and Warrant Purchase Agreements, nor constitute a waiver or amendment of any other provision of the Note and Warrant Purchase Agreements.

To acknowledge your waiver of the above-described provisions of the Note and Warrant Purchase Agreements in connection with the Transaction, please countersign this letter in the space provided below and return a counterpart of this Waiver Letter No. 4 to Andrew Kingston, General Counsel, eDiets.com, Inc., 1000 Corporate Drive, Suite 600, Fort Lauderdale FL 33334, fax: (954) 333-3715, email: akingston@ediets.com.

This Waiver Letter No. 4 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter No. 4 by facsimile or electronic copy (“pdf”) shall be effective as delivery of a manually executed counterpart of this Waiver Letter No. 4. After execution by both the Purchaser and the Company, this Waiver Letter No. 4 shall become effective as of the date first above written.

This Waiver Letter No. 4 shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,

eDIETS.COM, INC.

By	/s/ Thomas Hoyer
Name:	Thomas Hoyer
Title:	Chief Financial Officer

Agreed as of the date first above written:

PRIDES CAPITAL FUND I, L.P.,
as Purchaser and as Majority Holder

By:	Prides Capital Partners, LLC, its General Partner

By	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Managing Partner

2